As filed with the Securities and Exchange Commission on August 21, 2009

                  Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KNOLL, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3873847
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1235 Water Street

East Greenville, Pennsylvania 18041

(215) 679-7991

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Michael A. Pollner, Esq.

Vice President, General Counsel and Secretary

Knoll, Inc.

1235 Water Street

East Greenville, Pennsylvania 18041

(215) 679-7991

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Alan H. Lieblich, Esq.

Yelena Barychev, Esq.

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103

(215) 569-5500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1) (2) (3)	Amount of registration fee(4)
Common Stock, par value $0.01 per share	—	—
Preferred Stock, par value $1.00 per share	—	—
Depositary Shares(5)	—	—
Warrants to Purchase Shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities(5)	—	—
Subscription Rights to Purchase Shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities(5)(6)	—	—
Debt Securities	—	—
Share Purchase Contracts(7)	—	—
Share Purchase Units(8)	—	—
Units	—	—
Total	$300,000,000	$16,740

(1)

Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices, with a total aggregate principal amount or initial purchase price not to exceed $300,000,000. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately or in combination with other securities registered hereby.

(2)

The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities or that are issued in units or represented by depositary shares offered hereby. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(3)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price will be determined from time to time in connection with the issuance of the securities registered hereunder.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	The depositary shares will represent fractional interests in preferred shares, will be issued under one or more deposit agreements and will be evidenced by depositary receipts.

(6)	The subscription rights to purchase shares of common stock, preferred stock, depositary shares or debt securities may be offered without consideration.

(7)	Each share purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminable number of shares of common stock.

(8)	Each share purchase unit will represent an interest in two or more securities or purchase contracts, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 21, 2009

PROSPECTUS

$300,000,000

Knoll, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities

Subscription Rights to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities

Debt Securities

Share Purchase Contracts

Share Purchase Units

Units

We may offer from time to time the following securities separately or together in any combination:

•                  our common shares;

•                  our preferred shares;

•                  depositary shares representing fractional interests in our preferred shares;

•                  warrants to purchase our common shares, preferred shares, depositary shares or debt securities;

•                  subscription rights to purchase our common shares, preferred shares, depositary shares or debt securities;

•                  our debt securities;

•                  our share purchase contracts;

•                  our share purchase units; and

•                  our units.

We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $300,000,000.  The securities we may offer may be convertible into or exercisable or exchangeable for our other securities.

This prospectus provides a general description of these securities.  We will provide specific information and the terms of the securities being offered in supplements to this prospectus.  The supplements may also add, update or change information in this prospectus.  Please read this prospectus and any prospectus supplements together with any documents incorporated by reference carefully before investing.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  See “Plan of Distribution.”  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them.  Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “KNL.”  On August 19, 2009, the reported last sale price of our common stock was $9.54 per share.

Investing in our securities involves risks.  See “Risk Factors” beginning on page 4 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act.  Under this shelf registration statement, we are registering securities described in this prospectus with a total aggregate principal amount or initial purchase price not to exceed $300,000,000, and we may, from time to time, offer and/or sell such securities, or any combination of such securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement will contain specific information about the terms of the offering.  The prospectus supplement may also add, update or change information contained in this prospectus (or in the documents incorporated by reference in this prospectus).  Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.  If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.  You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Incorporation by Reference” before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references to “Knoll,” “Company,” “we,” “our,” or “us” are to Knoll, Inc. and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement that we may provide to you in connection with an offering of our securities described in this prospectus.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.

i

You should not assume that the information contained in this prospectus or in any prospectus supplement that we may provide to you in connection with an offering of our securities described in this prospectus, or in any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date of that document.  Neither the delivery of this prospectus nor any prospectus supplement that we may provide to you in connection with an offering of our securities described in this prospectus nor any distribution of securities pursuant to this prospectus or any such prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any such prospectus supplement, or any document incorporated by reference in this prospectus or any prospectus supplement since the date of each such document.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement that we may provide to you in connection with an offering of our securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States:  we have not done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement in any jurisdiction where action for that purpose is required, other than the United States.  You are required to inform yourselves about and to observe any restrictions relating to an offering of our securities described in this prospectus and the distribution of this prospectus and any prospectus supplement.

ii

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities.  You should read carefully this entire prospectus, including risk factors, the consolidated financial statements and notes to those consolidated financial statements and other information incorporated by reference in this prospectus.

Our Company

We are a leading designer and manufacturer of branded workplace furnishings, textiles and fine leathers.  Our commitment to innovation and modern design has yielded a comprehensive portfolio of products designed to provide enduring value and help clients shape their workplaces with imagination and vision.  Our products are recognized for high quality and a sophisticated image and are targeted at the middle to upper end of the market.  We sell our products primarily in North America through a direct sales force of approximately 225 professionals and a broad network of approximately 220 independent dealers.  Our distinctive operating approach has driven industry leading operating income margins among our primary publicly-held competitors.

Since our founding in 1938, we have been recognized worldwide as a design leader within our industry.  Our products are exhibited in major art museums worldwide, including more than 40 pieces in the permanent Design Collection of The Museum of Modern Art in New York.  This design legacy continues to flourish today and is embodied in recently introduced, award winning products, including our innovative Generation by Knoll™ chair, Sapper™ monitor arm collection and AutoStrada™ office furniture system.  Our design excellence is complemented by a management philosophy that fosters a strong collaborative culture, client-driven processes and a lean, agile operating structure.  Our employees are performance-driven and motivated by a variable incentive compensation system and broad-based equity ownership in the company.  Together, these core attributes have enabled us to achieve superior financial performance.

We offer a comprehensive and expanding portfolio of high quality office furniture, textiles and leather across five product categories:

•                  office systems, which are typically modular and moveable workspaces with functionally integrated panels, work surfaces, desk components, pedestal and other storage units, power and data systems and lighting;

•                  specialty products, including high image side chairs, sofas, desks and tables for the office and home, textiles, accessories and leathers and related products;

•                  seating;

•                  files and storage; and

•                  desks, casegoods and tables.

Historically, we have derived most of our revenues from office systems, our KnollStudio® collection of signature design classics furnishings, KnollTextiles™  fabrics, Spinneybeck® and Edelman® leather, and KnollExtra® accessories.  However, in recent years, we have significantly expanded our product offerings in seating, files and storage, case goods and tables.  Our products and knowledgeable sales force have generated strong brand recognition and loyalty among architects, designers and corporate facility managers, all of whom are key decision makers in the office furniture purchasing process.  Our clients are typically Fortune 1000 companies, governmental agencies and other medium to large sized organizations in a variety of industries.  We have an over $8 billion installed base of office systems, which provides a strong platform for recurring and add-on sales of products across all our categories.

Our principal executive offices are located at 1235 Water Street, East Greenville, Pennsylvania 18041.  Our telephone number is (215) 679-7991.  We were incorporated as a Delaware corporation in 1995.  Information about us is also available on our website at http://www.knoll.com.  The information on our website is not a part of this prospectus.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

Our Strategy

We pursue profitable growth by working closely with clients, architects, designers and dealers to identify areas of opportunity, while maintaining and enhancing our brand image and reputation for design and quality.  We will seek to drive gains in market share, revenues and profitability by pursuing the following initiatives:

•                  build on our strength in office systems;

•                  expand our market opportunity in seating, storage and casegoods;

•                  capture a greater share of our dealer network’s sales;

•                  grow our high margin specialty businesses through expanded distribution and new product introductions; and

•                  improve our margins through our continuous improvement program and global sourcing initiatives.

Our Securities

We may offer from time to time under this prospectus, separately or together in any combination, up to $300,000,000 of the securities described in this prospectus.  The securities we may offer may be convertible into or exercisable or exchangeable for our other securities.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, but not limited to, to the extent applicable:

•                  designation or classification;

•                  aggregate principal amount or aggregate offering price;

•                  maturity;

•                  original issue discount, if any;

•                  rates and times of payment of interest or dividends, if any;

•                  redemption, conversion, exercise, exchange or sinking fund terms, if any;

•                  ranking;

•                  restrictive covenants, if any;

•                  voting or other rights, if any;

•                  conversion prices, if any; and

•                  certain U.S. federal income tax considerations.

The prospectus supplement that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated.

	For Six Months Ended June 30,	For Fiscal Years Ended December 31,
(dollars in thousands)	2009	2008	2007	2006	2005	2004
	(unaudited)
Pre-tax income from operations	$28,229	$132,802	$112,939	$93,964	$63,800	$46,537
Fixed Charges:
Interest expense and amortization of debt financing costs	5,627	16,289	24,598	23,717	23,684	19,452

	For Six Months Ended June 30,		For Fiscal Years Ended December 31,
(dollars in thousands)	2009		2008		2007		2006		2005		2004
	(unaudited)
Rental(1)	2,322		5,050		4,604		3,972		3,618		3,278
Total fixed charges	7,949		21,339		29,202		27,689		27,302		22,730
Earnings before income taxes and fixed charges	36,178		154,141		142,141		121,653		91,102		69,267
Ratio of earnings to fixed charges	4.6	X	7.2	X	4.9	X	4.4	X	3.3	X	3.0	X

(1)          The interest factor attributable to rentals consists of one-third of rental charges, which we deem to be representative of the interest factor inherent in rents.

Note: These ratios include Knoll, Inc. and its consolidated subsidiaries.  The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated, where earnings consist of (1) earnings from operations before income taxes, plus (2) fixed charges, and “fixed charges” consist of (a) interest, whether expensed or capitalized, on all indebtedness, (b) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (c) an interest component representing one-third of total operating lease rental expense which is that portion deemed to be interest.

RISK FACTORS

Investing in our securities involves risks.  Prior to investing in our securities, in addition to the risks discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Incorporation by Reference” and in any prospectus supplement that we provide you in connection with an offering of securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement.  The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue.  Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.  Information about us is also available on our website at http://www.knoll.com.  The information on our or the SEC’s website is not part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus.  This prospectus is a part of the registration statement and does not contain all of the information included in the registration statement.  Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are part of the registration statement or otherwise filed with the SEC for a copy of the contract or other document.  You may review a copy of the registration statement at the SEC’s Public Reference Room as well as through the SEC’s Internet site.  For further information about us and the securities described in this prospectus, you should read the entire registration statement, its exhibits and the additional information described below under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC rules allow us to incorporate by reference information in this prospectus.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC.  Information that we file with the SEC in the future automatically will update and supersede, where applicable, the information contained in this prospectus and in the documents previously filed with the SEC and incorporated by reference into this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, so long as the registration statement of which this prospectus is a part remains effective; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been “furnished” to and not “filed” with the SEC:

•                  Our annual report on Form 10-K for the fiscal year ended December 31, 2008;

•                  Our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•                  Those portions of our proxy statement for our 2009 Annual Meeting of Stockholders filed on March 26, 2009, which were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•                  Our current reports on Form 8-K filed on February 5, 2009, February 10, 2009, February 27, 2009, April 16, 2009; and

•                  The description of our common stock contained in our registration statement on Form 8-A, filed on December 3, 2004, including any amendment or report filed for the purpose of updating such description.

You should read the information in this prospectus together with the information in the documents incorporated by reference.

We will provide, without charge, to each person to whom this prospectus is delivered, upon the written or oral request by such person, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.  Please direct your oral or written request to:

Michael A. Pollner, Esq.

Vice President, General Counsel and Secretary

Knoll, Inc.

1235 Water Street

East Greenville, PA  18041

(215) 679-7991

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the documents incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act.  All statements, other than statements of historical fact, that discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on our current beliefs as well as assumptions made by us and information currently available to us are forward-looking statements.  Forward-looking statements generally may be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions.  Such statements are based upon certain assumptions and assessments made by us in light of our experience and our perception of historical trends, current conditions and expected future developments.  Actual results and the timing of events may differ materially from those projected in such forward-looking statements due to a number of factors, including, but not limited to:

•                  changes in the economy or financial stability of our clients resulting in decreased corporate spending and service sector employment;

•                  changes in relationships with clients;

•                  the mix of products sold and of clients purchasing our products;

•                  the success of new technology initiatives;

•                  changes in business strategies and decisions;

•                  competition from our competitors;

•                  our ability to recruit and retain an experienced management team;

•                  changes in raw material prices and availability;

•                  restrictions on government spending resulting in fewer sales to one of our largest customers;

•                  our debt restrictions on spending;

•                  our ability to protect our patents, copyrights and trademarks;

•                  our reliance on furniture dealers to produce sales;

•                  lawsuits arising from patents, copyrights and trademark infringements;

•                  violations of environment laws and regulations;

•                  potential labor disruptions;

•                  the financial strength and stability of our suppliers, customers and dealers;

•                  adequacy of our insurance policies;

•                  the availability of future capital;

•                  currency rate fluctuations; and

•                  other factors set forth in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus.

Unpredictable or unknown factors could also have material adverse effects on us.  All forward-looking statements included, or incorporated by reference, in this prospectus are expressly qualified in their entirety by the foregoing cautionary statements.  Except as required under the Federal securities laws and rules and regulations of the SEC, we undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY SELL

Capital Stock

The following description of our capital stock is a summary, which includes only those terms of our capital stock that we believe will be most important to your decision to invest in our capital stock.  However, it is our amended and restated certificate of incorporation and bylaws as well as the General Corporation Law of the State of Delaware, or the Delaware General Corporation Law, and not this summary, which define your rights as a holder of our capital stock.  This summary is qualified in its entirety by reference to the complete text of these documents and the Delaware General Corporation Law, which you should read for a full description of the terms of our capital stock.  Our amended and restated certificate of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Authorized Capitalization

As of August 19, 2009, our authorized capital stock consisted of (i) 200,000,000 shares of common stock, par value $0.01 per share, of which 47,015,512 shares were outstanding, and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share, of which none were issued and outstanding.

Common Stock

Voting Rights.  Holders of common stock are entitled to one vote per share on all matters submitted for action by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights.  Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any.  Our existing secured credit facility imposes restrictions on our ability to declare dividends on our common stock under certain circumstances.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

Other Matters.  Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock.  Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by you.  Our board of directors is able to determine in its resolutions, the designations, powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations of, or restrictions on, a series of preferred stock.

Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future.  The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

Anti-Takeover Provisions

Certain provisions of the Delaware General Corporation Law as well as our amended and restated certificate of incorporation and bylaws could have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law that prohibits a Delaware corporation, the voting stock of which is listed on a national securities exchange or is held of record by more than 2,000 stockholders, from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•                  the “business combination,” or the transaction in which the stockholder became an “interested stockholder” is approved by the board of directors prior to the date the “interested stockholder” attained that status;

•                  upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding, voting stock owned by the interested stockholder, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•                  on or subsequent to the date a person became an “interested stockholder,” the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the “interested stockholder.”

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior to the determination of the “interested stockholder” status, owned, 15% or more of the corporation’s outstanding voting stock.

Charter and Bylaws Provisions

Authorized but Unissued Capital Stock

Subject to the listing requirements of the New York Stock Exchange, we may issue authorized but unissued shares of our capital stock without stockholder approval.  We may issue additional shares for a variety of corporate purposes, including, but not limited to, future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.  In addition, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•                  restricting the payment of dividends on our common stock;

•                  diluting the voting power of our common stock;

•                  reducing the amount of assets remaining for payment to holders of shares of our common stock in the event of a liquidation of our assets; or

•                  delaying or preventing a change in control without further action by the stockholders.

Classified Board; Removal of Directors; Vacancies

Our amended and restated certificate of incorporation and bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving a three year term or until their respective successors have been duly elected and qualified.  Our amended and restated certificate of incorporation and bylaws also provide that our directors may be removed from office only for cause and only by a vote of at least a majority of the outstanding stock entitled to vote in the election of directors.  “Cause” is defined as a final conviction of a felony involving moral turpitude or willful misconduct that is materially and demonstrably injurious economically to us.  Further, any vacancy in our board of directors, however resulting, and any newly created directorship resulting from an increase in the size of our board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

This system of electing and removing directors or filling a vacancy on the board of directors generally makes it more difficult for stockholders to replace a majority of the board of directors, and it may discourage a third party from making a tender offer or otherwise attempting to gain control of us.

No Cumulative Voting

The Delaware General Corporation Law provides that the certificate of incorporation may provide that stockholders may cumulate their votes in the election of directors.  Our amended and restated certificate of incorporation does not expressly permit cumulative voting by stockholders, which may make it more difficult to elect directors.

Calling of Special Meetings of Stockholders

Pursuant to our amended and restated bylaws, special meetings of stockholders may be called only by our board of directors or its chairman, our chief executive officer or president, or by the chairman, chief executive officer or president at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote, which may have the effect of discouraging unsolicited takeover attempts requiring stockholder approval.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring any other business before our annual meeting of stockholders must provide us with timely notice of their proposals in writing.  To be timely, subject to certain exceptions, we must receive the stockholder’s notice not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders.  Our amended and restated bylaws also set forth advance notice procedures related to the nomination of candidates for election as directors at our special meetings of stockholders.  In addition, our amended and restated bylaws specify requirements as to the contents of the stockholder’s notice.  These provisions may discourage a stockholder from bringing matters before an annual meeting of stockholders or nominating directors for election at an annual or special meeting of stockholders.

Limitation on Liability and Indemnification

Our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted in accordance with laws of the State of Delaware, under certain situations, indemnify any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, fines, settlements and reasonable expenses, including attorney’s fees, incurred by the person in connection with the proceeding if certain statutory standards are met.  Any of these persons is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.  A proceeding means a threatened, pending or completed civil, criminal, administrative or investigative proceeding.  Reference is made to Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation.

In addition, our employment agreements with our Chief Executive Officer, Andrew B. Cogan, our President and Chief Operating Officer, Knoll North America, Lynn M. Utter, and our Chairman, Burton B. Staniar, provide that if during and after the term of such officers’ employment the executive is made a party or compelled to participate in any action by reason of the fact that he or she is or was a director or officer of us, the executive will be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law or authorized by our amended and restated certificate of incorporation or bylaws or resolutions of our board of directors.

We have also entered into indemnification agreements with our directors and certain of our officers.  The indemnification agreements require us to indemnify, defend and hold harmless the indemnitees to the fullest extent permitted or required by the laws of the State of Delaware.  The indemnification agreements also provide that the indemnitee shall have the right to advancement from us, prior to the final disposition of any indemnifiable claim, of any and all actual and reasonable expenses relating to any indemnifiable claim paid or incurred by the indemnitee.  For the duration of an indemnitee’s service as our director and/or officer and for a reasonable period of time thereafter, which period may be determined by us in our sole discretion, we must use commercially reasonable efforts to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for our directors and/or officers that is substantially comparable in scope and amount to that provided by our current policies of directors’ and officers’ liability insurance.  In no event will we be required to expend more than 2.0 times the premium amount for such insurance in effect at the closing of our 2004 public offering in seeking to maintain directors’ and officers’ insurance.

We maintain an insurance policy providing for indemnification of our officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “KNL.”

Depositary Shares

We may offer (either separately or together with other securities offered by this prospectus) depositary shares representing fractional interests in the preferred shares of any class or series.  In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank, trust company or other financial institution, as depositary, with respect to such deposit agreement, all as described in the prospectus supplement relating to the particular issue of depositary shares.  Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement.  The form of deposit agreement, including the form of depositary receipt for the applicable depositary shares, that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to a document that is incorporated or deemed to be incorporated by reference in this prospectus.  The following summary of some of the terms of the depositary shares, depositary receipts and deposit agreements and the summary of some of the terms of the particular depositary shares and the related depositary receipts and deposit agreement described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular depositary shares and the related depositary receipts and deposit agreement, which you may obtain as described under “Where You Can Find More Information.”

The following description of depositary shares contains certain general terms and provisions of the depositary shares and the related depositary receipts and deposit agreement to which any prospectus supplement may relate.  Certain other terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement.  To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

We may, at our option, elect to offer interests in fractional preferred shares of any class or series, rather than full preferred shares.  In the event such option is exercised, we will deposit preferred shares of such class or series with a depositary and cause such depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred shares.

The preferred shares of any class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the applicable depositary, which shall be a bank, trust company or other financial institution selected by us having an office in the United States.  Subject to the terms of the deposit agreement, each holder of a depositary receipt issued under that deposit agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred shares represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

Depositary shares may be issued in respect of preferred shares of any class or series. Upon the issuance of any such preferred shares, we will deposit such preferred shares with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts.

Reference is made to the applicable prospectus supplement relating to the depositary shares offered thereby for their specific terms, including, where applicable:

•                  the terms of the class or series of preferred shares deposited by us under the related deposit agreement, the number of such depositary shares and the fraction of one share of such preferred shares represented by one such depositary share;

•                  whether such depositary shares will be listed on any securities exchange, and

•                  any other specific terms of such depositary shares and the related deposit agreement.

Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant depositary maintained for that purpose, subject to the terms of the related deposit agreement.  Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the depositary may require payment of any tax or other governmental charge payable in connection therewith.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts.  Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Distributions

The depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date.  The depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the depositary for distribution to record holders of those depositary receipts.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date.  If, however, the depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption and Repurchase of Preferred Shares

If a class or series of preferred shares represented by depositary shares is redeemable at our option and is to be redeemed, in whole or in part, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the depositary.  The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred shares so redeemed.  Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed.  If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.  If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the depositary.

Depositary shares, as such, are not subject to repurchase by us at the option of the holders.  Nevertheless, if the preferred shares represented by depositary shares are subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred shares, the related depositary receipts may be surrendered by the holders thereof to the depositary with written instructions to the depositary to instruct us to repurchase the preferred shares represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price.  Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of such preferred shares from the depositary, who in turn will repurchase such depositary shares.  Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred shares.  The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share.  If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

Any holder of depositary receipts may, upon surrender of the depositary receipts at the applicable office or agency of the depositary (unless the related depositary shares have previously been called for redemption), receive the number of whole shares of the related class or series of preferred shares and any money or other property represented by such depositary receipts.  Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred shares and must surrender depositary receipts evidencing depositary shares that in turn represent such whole preferred shares.  Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole preferred shares will not thereafter be entitled to deposit such preferred shares under the deposit agreement or to receive depositary receipts therefor.  If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred shares are entitled to vote, the applicable depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts relating to such class or series of preferred shares.  Each record holder of such depositary receipts on the record date (which will be the same date as the record date for the relevant class or series of preferred shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by such depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary in order to enable the depositary to do so.  The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares representing such preferred shares.

Conversion and Exchange of Preferred Shares

If the preferred shares represented by depositary shares are exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred shares held by the depositary, the depositary will exchange as of the same date a number of such depositary shares representing such preferred shares so exchanged, provided we shall have issued and delivered to the depositary the securities for which such preferred shares are to be exchanged.  The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share.  If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the depositary by lot or pro rata or other equitable method, in each case as may be determined by us.  If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property.  Nevertheless, if the preferred shares represented by depositary shares are convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred shares, the related depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred shares represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement.  We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred shares, cash in lieu of any fractional share).  Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred shares.  The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share.  If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any deposit agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed).  In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under “—Withdrawal of Preferred Shares.”  Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement automatically terminates if:

•                  all outstanding depositary shares issued thereunder have been redeemed or repurchased by us; or

•                  each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn, or

•                  there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

We will pay all taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay all fees and expenses of the depositary in connection with the initial deposit of the relevant class or series of preferred shares or arising in connection with the performance of its duties under the deposit agreement.  Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment by us of a successor depositary and its acceptance of such appointment.  Such successor depositary must be a bank, trust company or other financial institution selected by us having an office in the United States.

Miscellaneous

The depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the depositary and which are intended for delivery to holders of the deposited preferred shares.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement.  The obligations of us and the depositary under the deposit agreement will be limited to performance of our respective duties thereunder without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred shares unless satisfactory indemnity is furnished.  We and any depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

Warrants

The following is a description of the warrants we may offer and sell (either separately or together with other securities).  The warrants are to be issued under warrant agreements, or “warrant agreements,” each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issue of warrants.  The form of warrant agreement, including the form of certificate representing the applicable warrants, or “warrant certificate,” that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a document that is incorporated or deemed to be incorporated by reference in this prospectus.  The following summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, which you may obtain as described under “Where You Can Find More Information.”  The following description provides certain general terms and provisions of the warrants and the related warrant agreements to which any prospectus supplement may relate and is not complete.  Certain other terms of any warrants and the related warrant agreement will be described in the applicable prospectus supplement.  To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

Reference is made to the applicable prospectus supplement for the terms of the warrants to be offered, including (where applicable):

•                  the title and aggregate number of the applicable warrants;

•                  the number of shares of common stock, preferred stock, depositary shares or the amount of debt securities, as the case may be, that may be purchased upon exercise of each warrant;

•                  the price, or the manner of determining the price, at which the common shares, preferred shares, depositary shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

•                  if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•                  any minimum or maximum number of warrants that are exercisable at any one time;

•                  the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of those warrants;

•                  the terms of any mandatory or optional redemption provisions relating to the warrants;

•                  the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•                  whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable;

•                  the identity of the warrant agent; and

•                  any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement.  Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement.  The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”).  Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of common stock, preferred stock or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

Subscription Rights

The following description of subscription rights provides certain general terms and provisions of subscription rights that we may offer. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering. Certain other terms of any subscription rights will be described in the applicable prospectus supplement.  To the extent that any particular terms of any subscription rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.  The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed as an exhibit to a document that is incorporated or deemed to be incorporated by reference in this prospectus.  For more information on how you may obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information.”  We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

General

Reference is made to the applicable prospectus supplement for the terms of the subscription rights to be offered, including (where applicable):

•                  the price, if any, for the subscription rights;

•                  the exercise price payable for each share of common stock, preferred stock, depositary share or debt security upon the exercise of the subscription rights;

•                  the number of subscription rights issued;

•                  the number and terms of the shares of common stock or shares of preferred stock or depositary shares or the amount and terms of the debt securities which may be purchased per subscription right;

•                  the extent to which the subscription rights are transferable;

•                  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•                  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

•                  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement.  Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement.  The applicable prospectus supplement will specify how the exercise price of any subscription rights is to be paid.  Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of subscription rights to purchase common shares, preferred shares or depositary shares will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any distributions, if any, on our shares.

Debt Securities

General

We may issue senior debt securities in one or more series under the senior indenture, dated as of August 21, 2009, between us and U.S. Bank National Association, as trustee, which we refer to as the “senior indenture.”  We may also issue subordinated debt securities in one or more series under the subordinated indenture, dated as of August 21, 2009, between us and U.S. Bank National Association, as trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.”  For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) U.S. Bank National Association, or any successor or additional trustee, in its respective capacity as trustee under the applicable indenture, as the “trustee.”  The indentures are filed as exhibits to the registration statement that includes this prospectus.  See “Where You Can Find More Information” for information on how to obtain copies of the indentures.  The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally.  We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement.  If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.  Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities.  Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.  In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations.  Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below).  See “—Subordination Under Subordinated Indenture.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us in incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future.

Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, as applicable, or through a resolution of our board of directors or an authorized committee of our board of directors.

We may deliver debt securities of any series executed by us to the trustee for authentication, together with our written request for the authentication and delivery of such debt securities, and the trustee will authenticate and deliver such debt securities in accordance with the procedures set forth in the applicable indenture.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities.  These terms may include the following:

•                  title of the debt securities of the series;

•                  any limit upon the aggregate principal amount of the debt securities of the series;

•                  maturity date(s) or the method of determining the maturity date(s);

•                  interest rate(s), if any, or the method of determining the interest rate(s);

•                  date(s) from which interest will accrue;

•                  date(s) on which interest will be payable;

•                  place(s) where we may pay principal, premium, if any, and interest, if any, and where you may present the debt securities for registration of transfer or exchange;

•                  place(s) where notices and demands relating to the debt securities and the applicable indenture may be made;

•                  redemption or early payment provisions;

•                  sinking fund or similar provisions;

•                  attachment to the debt securities of the series of warrants, options or other rights to purchase or sell our stock or other securities;

•                  authorized denominations if other than denominations of $1,000;

•                  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•                  any deletions or modifications of or additions to the events of default or covenants specified in the applicable indenture;

•                  form(s) of the debt securities of the series;

•                  currency, currencies, or currency unit(s), if other than U.S. dollars, in which the debt securities are denominated and/or in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

•                  if the principal of and premium, if any, or interest, if any, on any of the debt securities of the series is to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies, or currency unit(s), other than that in which the debt securities are denominated, the period(s) within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable;

•                  if the amount of payments of principal of and premium, if any, or interest, if any, on any of the debt securities of the series may be determined with reference to an index or indices, the manner in which such amounts are determined;

•                  any additions or changes to the applicable indenture relating to a series of debt securities necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•                  whether any debt securities of the series are to be issuable initially in temporary global form or definitive global form and, if so, whether beneficial owners of interests in any such definitive global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner set forth in the applicable indenture;

•                  if the debt securities of the series are to be issued upon the exercise of warrants or subscription rights, the time, manner and place for such debt securities to be authenticated and delivered;

•                  whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities of the series to any holder who is not a U.S. person, in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts;

•                  the person to whom any interest on any debt security of the series is payable, if other than the person in whose name that debt security is registered and the extent to which any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•                  the terms and conditions of any right or obligation we would have, or any option you would have, to convert or exchange the debt securities into cash or any other securities or property of our company or any other person and any changes to the applicable indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•                  in the case of the subordinated indenture, any provisions regarding subordination; and

•                  additional terms not inconsistent with the provisions of the applicable indenture.

Debt securities may also be issued under the indentures upon the exercise of warrants or subscription rights.  See “—Warrants” and “—Subscription Rights.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates.  We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units.  The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest, if any, on any debt securities may be payable in one or more foreign currencies or currency units.  We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any other paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to us.  After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms.  You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose.  You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the applicable indenture.  We will appoint the trustee as the initial security registrar under the applicable indenture.  We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement.  We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities.  We will appoint the depository holding the global debt securities.  Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form.  Unless it is exchanged for individual debt securities, a global debt security may not be transferred except:

•                  by the depository to its nominee;

•                  by a nominee of the depository to the depository or another nominee; or

•                  by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement.  We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it.  We refer to those persons as “participants” in this prospectus.  The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us.  Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants.  Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants.  The laws of some states require that you take physical delivery of securities in definitive form.  These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depository or its nominee is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture.  Except as provided below, you:

•                  will not be entitled to have any of the individual debt securities represented by the global debt security registered in your name;

•                  will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•                  will not be considered the registered owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global debt securities to the depository that is the registered holder of the global debt security or its nominee.  The depository for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depository or its nominee.  We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”  These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global debt security.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund, and we may, at our option, redeem all or any part of debt securities of any series prior to their stated maturity.

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register.  On and after the redemption date, interest will cease to accrue on the debt securities or the portions of the debt securities called for redemption.

Consolidation, Merger and Transfer of Assets

As long as debt securities are outstanding, we will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

•                  the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety is an entity that is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and that expressly assumes our obligations relating to the debt securities;

•                  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•                  other conditions described in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Modification and Waiver

Modification

We and the trustee may modify and amend the applicable indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•                  change the stated maturity of the principal of, or any installment of principal of or interest payable on, any debt security;

•                  reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•                  change any place of payment where, or the currency, currencies or currency unit(s) in which any debt security or any premium or the interest on any debt security is payable;

•                  impair your right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date;

•                  affect adversely the terms, if any, of conversion or exchange of any debt security into cash, any other securities or property of our company or any other person;

•                  reduce the percentage in aggregate principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults set forth in the applicable indenture;

•                  change any of our obligations to maintain an office or agency as set forth in the applicable indenture;

•                  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action, to provide, with respect to any particular series, the right to condition the effectiveness of any applicable supplemental indenture as to that series on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of such series, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the outstanding debt securities affected; or

•                  in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may waive compliance by us with a certain term, provision or condition set forth in the securities for such series or the applicable supplemental indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture relating to that series of debt securities and the consequences of such default.  However, a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or relating to a covenant or provision which under the applicable indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, under the terms of the applicable indenture, each of the following constitutes an event of default for a series of debt securities:

•                  default for 30 days in the payment of any installment of interest, if any, when due;

•                  default in the payment of principal, or premium, if any, when due (subject to the bullet point below);

•                  default for 30 days in the payment for a sinking, purchase or analogous fund when due;

•                  default in the performance, or breach, of any covenant or warranty in the applicable indenture for 60 days after written notice;

•                  certain events of bankruptcy, insolvency or reorganization; and

•                  any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the applicable indenture.

The indentures provide that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of or premium, if any, or interest on any debt securities or the payment of any sinking fund installment with respect to debt securities, if the trustee considers the withholding of such notice to be in the interests of the holders of the debt securities.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, of all of the debt securities of that series, together with accrued interest, if any, on such debt securities, to be due and payable immediately, by a notice in writing to us and to the trustee if given by holders.  Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on such debt securities, will become immediately due and payable, subject to applicable subordination provisions in case of the subordinated indenture.  However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the applicable indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to debt securities of any series at that time outstanding, the principal amount of all debt securities of that series or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, will automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt securities, become immediately due and payable.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an event of default exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request or direction, unless you have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the applicable indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series.  In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities or, in the case of an event of default in case of certain events of bankruptcy, of all series (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on the due dates expressed in the debt security (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•                  have become due and payable;

•                  will become due and payable at their stated maturity within one year; or

•                  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and

•                  we deposit or cause to be deposited with the trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which such debt securities are payable to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the applicable indenture will cease to be of further effect with respect to a series of debt securities, and we will be deemed to have satisfied and discharged the applicable indenture with respect to such series.  However, we will continue to be obligated to pay all other sums due under the applicable indenture and to provide the officer’s certificate and opinion of counsel described in the applicable indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indentures provide that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “—Consolidation, Merger and Transfer of Assets” and from certain other obligations, as applicable, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default.  Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•                  we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, all debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•                  we deliver to the trustee an opinion of counsel to the effect that:

•                  the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•                  the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the applicable indenture);

•                  no event of default under the applicable indenture has occurred and is continuing;

•                  such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•                  such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•                  we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•                  other conditions specified in the applicable indenture are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior debt, as defined below under “Subordination Under Subordinated Indenture,” and that default is continuing or an event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into cash or other securities or property of our company or any other person.  If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement.  The conversion or exchange may be mandatory, at your option, or at our option.  The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or cash you would receive would be issued or delivered.

Subordination Under Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities, other than sinking fund payments.

We will not make any payments of principal of, premium, if any, or interest, if any, on the subordinated debt securities (other than any sinking fund payment) if:

•                  a default in any payment on senior debt then exists,

•                  an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•                  any judicial proceeding is pending in connection with any such default.

When we use the term “debt” we mean, with respect to any person, the principal of, premium, if any, and interest, if any, on debt of such person, whether incurred on, prior to, or after, the date of the subordinated indenture, whether recourse is to all or a portion of the assets of that person and whether or not contingent, which includes:

•                  every obligation of, or any obligation guaranteed by, that person for money borrowed,

•                  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•                  every capital lease obligation of that person,

•                  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•                  any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest, if any, on debt, whether incurred on, prior to, or after, the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities.  Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•                  any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company,

•                  any debt of our company to any of our subsidiaries,

•                  debt to any employee of our company or any of our subsidiaries,

•                  any liability for taxes,

•                  debt or other monetary obligations to trade creditors or assumed by our company or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services, and

•                  the subordinated debt securities.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance.  We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustees

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates may maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Share Purchase Contracts and Share Purchase Units

We may offer share purchase contracts and share purchase units either separately or together with other securities offered hereby.  The applicable prospectus supplement will describe the specific terms of any share purchase contracts or share purchase units and, if applicable, any prepaid securities (as defined below).  The form of share purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of share purchase contracts or share purchase units will be filed as an exhibit to a document that is incorporated or deemed to be incorporated by reference in this prospectus.  The following summary of some of the terms of the share purchase contracts and share purchase units and the summary of some of the terms of the particular share purchase contracts and share purchase units and, if applicable, any related pledge or depositary agreements described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular share purchase contracts or share purchase units, as the case may be, and any related pledge or depositary agreement, which you may obtain as described under “Where You Can Find More Information.”

The following description of the share purchase contracts and share purchase units provides certain general terms and provisions of the share purchase contracts and share purchase units to which any prospectus supplement may relate.  Certain other terms of any share purchase contracts or share purchase units, as the case may be, and, if applicable, any related pledge or depositary agreement will be described in the applicable prospectus supplement.  To the extent that any particular terms of any share purchase contracts or share purchase units or, if applicable, any related pledge or depositary agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.  Any share purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such share purchase contract upon the occurrence of certain events.

We may issue the share purchase contracts separately or as a part of share purchase units consisting of a share purchase contract and either:

•                  debt securities,

•                  shares of preferred stock,

•                  depositary shares,

•                  debt obligations of third parties, including U.S. Treasury securities, or

•      any other security described in the applicable prospectus supplement, or any combination of the foregoing,

securing the holder’s obligations to purchase shares under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid share purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original share purchase contract.

We will describe the terms of any share purchase contracts, share purchase units and prepaid securities in the applicable prospectus supplement. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (i) the share purchase contracts, (ii) the collateral arrangements and depositary arrangements, if applicable, relating to the share purchase contracts and share purchase units and (iii) if applicable, prepaid securities and the document pursuant to which the prepaid securities will be issued.

Units

We may issue, in one more series, units consisting of common stock, preferred stock, depositary shares, debt securities and/or warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine.  The applicable prospectus supplement will describe the specific terms of units.  The form of unit agreement relating to any particular offering of units will be filed as an exhibit to a document that is incorporated or deemed to be incorporated by reference in this prospectus.  The following summary of some of the terms of the units and the summary of some of the terms of the particular units described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular unit agreement, which you may obtain as described under “Where You Can Find More Information.”

The following description of the units provides certain general terms and provisions of the units to which any prospectus supplement may relate.  Certain other terms of any units will be described in the applicable prospectus supplement.  To the extent that any particular terms of any units described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•      the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; and

•      any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “—Capital Stock,” “— Depositary Shares,” “— Warrants” and “—Debt Securities” will apply to each unit and to any common stock, preferred stock, depositary share, debt security or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•                  directly to investors, including through a specific bidding, auction or other process;

•                  to investors through agents;

•                  directly to agents;

•                  to or through brokers or dealers;

•                  to the public through underwriting syndicates led by one or more managing underwriters;

•                  to one or more underwriters acting alone for resale to investors or to the public; or

•                  through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•                  the name or names of any underwriters, dealers or agents;

•                  the purchase price of the securities and the proceeds to us from the sale;

•                  any over-allotment options under which the underwriters may purchase additional securities from us;

•                  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; or

•                  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.  Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.  The securities may be sold through a rights offering, forward contracts or similar arrangements.  In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent.  Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.  Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the New York Stock Exchange.  Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.  We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.  The underwriters also may impose a penalty bid.  This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.  These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.  As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  Underwriters may engage in over-allotment.  If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

VALIDITY OF SECURITIES

In connection with particular offerings of securities in the future, the validity of any securities offered by this prospectus from time to time will be passed upon for us by Blank Rome LLP.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements of Knoll, Inc. appearing in Knoll, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedule appearing therein), and the effectiveness of Knoll, Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$300,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities

Subscription Rights to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities

Debt Securities

Share Purchase Contracts

Share Purchase Units

Units

KNOLL, INC.

PROSPECTUS

          , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth an estimate (except in the case of the registration fee) of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered.  All costs and expenses set forth below shall be borne by us.

Item	Amount to be Paid
SEC registration fee	$16,740
Legal fees and expenses*	*
Accounting fees and expenses*	*
Printing fees*	*
FINRA filing fee*	*
Transfer Agent and Registrar, Trustee and Depositary fees*	*
Miscellaneous*	*
Total	$ *

*These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted in accordance with laws of the State of Delaware, under certain situations, indemnify any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, fines, settlements and reasonable expenses, including attorney’s fees, incurred by the person in connection with the proceeding if certain statutory standards are met.  Any of these persons is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.  A proceeding means a threatened, pending or completed civil, criminal, administrative or investigative proceeding.  Reference is made to Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation.

In addition, our employment agreements with our Chief Executive Officer, Andrew B. Cogan, our President and Chief Operating Officer, Knoll North America, Lynn M. Utter, and our Chairman, Burton B. Staniar, provide that if during and after the term of such officers’ employment the executive is made a party or compelled to participate in any action by reason of the fact that he or she is or was a director or officer of us, the executive will be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law or authorized by our amended and restated certificate of incorporation or bylaws or resolutions of our board of directors.

We have also entered into indemnification agreements with our directors and certain of our officers.  The indemnification agreements require us to indemnify, defend and hold harmless the indemnitees to the fullest extent permitted or required by the laws of the State of Delaware.  The indemnification agreements also provide that the indemnitee shall have the right to advancement from us, prior to the final disposition of any indemnifiable claim, of any and all actual and reasonable expenses relating to any indemnifiable claim paid or incurred by the indemnitee.  For the duration of an indemnitee’s service as our director and/or officer and for a reasonable period of time thereafter, which period may be determined by us in our sole discretion, we must use commercially reasonable efforts to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for our directors and/or officers that is substantially comparable in scope and amount to that provided by our current policies of directors’ and officers’ liability insurance.  In no event will we be required to expend more than 2.0 times the premium amount for such insurance in effect at the closing of our 2004 public offering in seeking to maintain directors’ and officers’ insurance.

We maintain an insurance policy providing for indemnification of our officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 16.  Exhibits

A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.

Item 17.  Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That for the purpose of determining liability under the Securities Act to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on the 21st day of August, 2009.

Knoll, Inc.

By:	/s/ Andrew B. Cogan
Name: Andrew B. Cogan
Title: Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints and hereby authorizes each of Andrew B. Cogan and Barry L. McCabe such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including pre-effective and post-effective amendments, to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Burton B. Staniar
Burton B. Staniar	Chairman of the Board of Directors	August 21, 2009

/s/ Andrew B. Cogan
Andrew B. Cogan	Chief Executive Officer, Knoll, Inc. and Director (Principal Executive Officer)	August 21, 2009

/s/ Barry L. McCabe
Barry L. McCabe	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 21, 2009

/s/ Kathleen G. Bradley
Kathleen G. Bradley	Director	August 21, 2009

/s/ Stephen F. Fisher
Stephen F. Fisher	Director	August 21, 2009

/s/ Jeffrey A. Harris
Jeffrey A. Harris	Director	August 21, 2009

/s/ Sidney Lapidus
Sidney Lapidus	Director	August 21, 2009

Signature	Title	Date

/s/ John F. Maypole
John F. Maypole	Director	August 21, 2009

/s/ Sarah E. Nash
Sarah E. Nash	Director	August 21, 2009

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for any securities registered hereby*
2.1(a)

Asset Purchase Agreement, dated September 13, 2007, by and among Edelman Leather, LLC (f/k/a El Leather Acquisition LLC), Teddy & Arthur Edelman, Limited, John Edelman, Edelman Family Grantor Retained Annuity Trust, and John J. McPhee

3.1(b)	Amended and Restated Certificate of Incorporation of Knoll, Inc.
3.2(c)	Amended and Restated By-Laws of Knoll, Inc.
4.1(b)	Form of Common Stock Certificate
4.2	Form of Preferred Stock Certificate*
4.3	Form of Certificate of Designation of Preferred Stock*
4.4	Form of Deposit Agreement (including form of depositary receipt)*
4.5	Form of Warrant Agreement (including form of Warrant Certificate)*
4.6	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)*
4.7	Senior Indenture of Knoll, Inc. with U.S. Bank National Association, as trustee
4.8	Subordinated Indenture of Knoll, Inc. with U.S. Bank National Association, as trustee
4.9	Form of Senior Note*
4.10	Form of Subordinated Note*
4.11	Form of Share Purchase Contract Agreement*
4.12	Form of Pledge Agreement*
4.13	Form of Depositary Agreement*
4.14	Form of Remarketing Agreement*
4.15	Form of Unit*
4.16	Form of Unit Agreement*
5.1	Opinion of Blank Rome LLP
12.1	Statements Regarding Computation of Ratios
23.1	Consent of Ernst & Young LLP
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
25.1	Statement of Eligibility of Trustee on Form T-1

(a)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on September 14, 2007.
(b)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-118901) filed with the SEC on November 24, 2004.
(c)	Incorporated by reference to Current Report on Form 8-K filed with the SEC on September 25, 2008.
*	To be incorporated by reference in connection with the offering of any securities as appropriate.